PRICING SUPPLEMENT NO. 134                                        Rule 424(b)(3)
DATED: July 9, 1998                                           File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes        Book Entry Notes
$6,400,000                     [x]                        [x]

Original Issue Date:           Fixed Rate Notes           Certificated Notes
July 14, 1998                  [_]                        [_]


Maturity Date:                 CUSIP#: 073928 DW 0
July 14, 1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:



                                                 Optional           Optional
                         Redemption              Repayment          Repayment
Redeemable On            Price(s)                Date(s)            Price(s)

N/A                      N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]     Commercial Paper Rate             Minimum Interest Rate: N/A

[_]     Federal Funds Rate                Interest Reset Date(s): *

[_]     Treasury Rate                     Interest Reset Period: Monthly

[_]     LIBOR Reuters                     Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                        Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): -0.03%

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NYFS04...:\25\22625\0122\2041\SUP5298P.46P

*     The 14th of each month.

**    The 14th of each month.

***   The one-month LIBOR rate on July 10, 1998 minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.







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